Exhibit 23.1
M&K CPAS, PLLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Z Trim Holdings, Inc.

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 4, 2012, relating to the Company's financial statements for the years ended December 31, 2011 and 2010 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC

Houston, Texas
February 11, 2013